UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 DATE OF REPORT
              (DATE OF EARLIEST EVENT REPORTED): December 21, 2004


                                                        IRS Employer
Commission     Registrant; State of Incorporation;      Identification
File Number    Address; and Telephone Number            Number
-----------    -----------------------------------      --------------

1-13739        UNISOURCE ENERGY CORPORATION             86-0786732
               (An Arizona Corporation)
               One South Church Avenue, Suite 100
               Tucson, AZ 85701
               (520) 571-4000

1-5924         TUCSON ELECTRIC POWER COMPANY            86-0062700
               (An Arizona Corporation)
               One South Church Avenue, Suite 100
               Tucson, AZ 85701
               (520) 571-4000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
----------------------

ACC Denial of Acquisition
-------------------------

     On December 21, 2004, the Arizona Corporation Commission (ACC) voted, at the end of a special open meeting, to deny the application seeking its approval of the proposed acquisition of all of UniSource Energy's outstanding common stock for $25.25 per share by an affiliate of Saguaro Utility Group L.P. (Saguaro). Saguaro is an Arizona limited partnership whose general partner is Sage Mountain, L.L.C. and whose limited partners include investment funds associated with Kohlberg Kravis Roberts & Co., L.P., J.P. Morgan Partners, LLC and Wachovia Capital Partners. The ACC's written opinion and order rejecting the acquisition is currently being prepared and is expected to be issued in approximately one week.

     The acquisition requires the approval of the ACC, the approval of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935 and the satisfaction of other conditions set forth in the acquisition agreement.

     UniSource Energy is disappointed and disagrees with the ACC's decision. UniSource Energy will be consulting with Saguaro to consider the options available in light of the decision, including whether to file a motion for reconsideration of the ACC's order or to terminate the acquisition agreement. Any motion for reconsideration must be filed within 20 days of the ACC's written opinion and order being issued. Although the acquisition agreement currently remains in effect, as a result of the ACC's decision UniSource Energy considers it unlikely that the required regulatory approvals will be obtained in order to permit the transaction to close. Consequently, UniSource Energy considers it likely that the acquisition will not be completed.

     The acquisition agreement provides that in the event that the ACC issues an order which denies the acquisition or which approves the acquisition with terms which do not satisfy the conditions of the acquisition agreement, or fails to approve the acquisition by March 31, 2005, Saguaro or UniSource Energy may terminate the acquisition agreement, and UniSource Energy would be obligated to reimburse up to $7 million of Saguaro's expenses.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: December 22, 2004                  UNISOURCE ENERGY CORPORATION
                                         ----------------------------
                                                 (Registrant)


                                              /s/ Kevin P. Larson
                                         ----------------------------
                                         Vice President and Principal
                                               Financial Officer


Date: December 22, 2004                  TUCSON ELECTRIC POWER COMPANY
                                         -----------------------------
                                                 (Registrant)


                                              /s/ Kevin P. Larson
                                         -----------------------------
                                          Vice President and Principal
                                               Financial Officer